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Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Supervisory Board
Daimler AG

        We consent to the incorporation by reference in the registration statement (No. 333-123535, which includes Post-Effective Amendment No. 1 to Registration Statement No. 333-13160) on Form F-3 of DaimlerChrysler North America Holding Corporation and the registration statements on Form S-8 (Nos. 333-5074, 333-7082, 333-8998, 333-86934, 333-86936 and 333-134198) of Daimler AG of our report dated February 25, 2008, with respect to the consolidated balance sheets of Daimler AG as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the related effectiveness of internal control over financial reporting as of December 31, 2007 which reports appear in Daimler AG's 2007 Annual Report on Form 20-F.

KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Stuttgart, Germany
February 25, 2008

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  Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM